UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 31, 2011

American Telstar, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-52387	84-1052279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Mclean Street, Red Bank, NJ 07701
 (Address of principal executive offices)

 201-970-4987
(Issuer's Telephone Number)

Copies to:
Kristen A. Baracy, Esq.
Synergy Law Group, LLC
730 West Randolph Street, Suite 600
Chicago, IL  60661
Phone:  312-454-0015 - Fax:  312-454-0261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

American Telstar, Inc.

Current Report on Form 8-K
January 31, 2011

Item 3.03 Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07 Submission of Matters to a Vote of Security Holders

On December 1, 2010, the Board of Directors of American Telstar, Inc., a Colorado corporation (“American Telstar Colorado”), unanimously adopted resolutions approving, subject to shareholder approval, an Agreement and Plan of Merger to reincorporate American Telstar Colorado in the State of Nevada by merger with and into a Nevada corporation under the name American Telstar, Inc. (“American Telstar Nevada”), a corporation formed by American Telstar Colorado for such purpose (the “Migratory Merger.”)  The Board scheduled a special shareholder meeting (the “Meeting”) for December 28, 2010 for shareholder consideration of the Migratory Merger.

On December 3, 2010 American Telstar Colorado filed with the US Securities and Exchange Commission (the “SEC”) a Preliminary Proxy Statement on Schedule 14A with respect to the Meeting.

On December 13, 2010 American Telstar Colorado filed with the SEC a Definitive Proxy Statement on Schedule 14A with respect to the Meeting and mailed proxy material to the shareholders of American Telstar Colorado.

On December 28, 2010 the Meeting was held, at which time shareholders of American Telstar Colorado representing an aggregate of 3,527,750 shares, or 96.27% of the total issued and outstanding shares, participated in the Meeting, in person or by proxy. The only item on the agenda was the approval of a Migratory Merger described in the proxy material. On a vote of shareholders present in person or by proxy, votes were cast and counted as follows:

	For	Against	Abstain
To approve the proposed Agreement and Plan of Merger (i.e. the Migratory Merger)	3,507,750	20,000	0

There being a total of 3,507,750 shares or 99.43% of votes cast in person or by proxy for the approval of the Migratory Merger, the shareholder proposal to approve the Migratory Merger passed.

Articles of Merger and a Statement of Merger were filed with the Secretary of State of the State of Nevada and with the Secretary of State of the State of Colorado on December 28, 2010 and December 29, 2010, respectively.  The Migratory Merger became effective upon December 29, 2010, the date of the last filing necessary to consummate the Migratory Merger.

Upon the effectiveness of the Migratory Merger:

1. American Telstar Colorado adopted the capital structure of American Telstar Nevada, which includes total authorized capital stock of 540,000,000 shares, of which 500,000,000 are common stock, with a par value of $0.0001 per share (the “American Telstar Nevada Common Stock”) and 40,000,000 shares are blank check preferred stock, with a par value of $0.10 per share (the “Preferred Stock”).  The Preferred Stock may be issued from time to time in one or more participating, optional, or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by American Telstar Nevada’s Board of Directors providing for the issuance of such Preferred Stock or series thereof; and

2. The issued and outstanding shares of American Telstar Colorado Common Stock automatically converted into the right to receive shares of American Telstar Nevada Common Stock at a ratio of one (1) share of American Telstar Nevada Common Stock for each five hundred (500) shares of Common Stock of American Telstar Colorado provided that holders of American Telstar Colorado Common Stock who would receive fewer than 100 shares of American Telstar Nevada Common Stock were rounded up so that they received 100 shares of American Telstar Nevada Common Stock (the “Conversion Ratio”).  No fractional shares resulted.

The Articles of Incorporation and Bylaws of American Telstar Nevada, the Nevada Articles of Merger and the Colorado Statement of Merger are attached as exhibits to this report.

Item 8.01 Other Events

In connection with the Migratory Merger, the Financial Industry Regulatory Authority (“FINRA”) announced the corporate action on the January 28, 2011 Daily List of the OTCBB effective January 31, 2011.  Further, in connection with the Migratory Merger, the Company obtained a new CUSIP number which is 03019V 104.  The Company’s transfer agent, Computershare, will record the conversion ratio of the Migratory Merger and hold shares of American Telstar Nevada by means of the Direct Registration System.

Item 9.01 Financial Statements and Exhibits

Exhibits required by Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of American Telstar, Inc., a Nevada corporation

3.2	Articles of Merger filed with the Secretary of State of the State of Nevada on December 28, 2010

3.3	Statement of Merger filed with the Secretary of State of the State of Colorado on December 29, 2010

3.4	Bylaws of American Telstar, Inc., a Nevada corporation

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TELSTAR, INC.

January 31, 2011	By /s/ Lisa Guise
Name: Lisa Guise
Title: President